Exhibit 99.1

NEWS
For Immediate Release

GLOBALSTAR SETS NEW SPOT ACTIVATION RECORD FOR
SECOND CONSECUTIVE QUARTER - COMPANY ANNOUNCES
THIRD QUARTER RESULTS FOR 2010

Key Company Highlights;

•	Company activates nearly 18,000 SPOT Satellite GPS Messenger™units
•	Post-quarter launch of six new satellites initiates deployment of new second-generation satellite constellation
•	Corporate office relocation to Louisiana paves way for future lower operating costs
•	DeLorme SPOT Communicator shipments commence as product continues to win industry and consumer accolades

Covington, LA. —  (November 8, 2010) – Globalstar, Inc. (NASDAQ:GSAT), a leading provider of mobile satellite voice and data services to businesses, governments and consumers, today announced its operational and financial results for the three-month and nine-month periods ended September 30, 2010.

Major Quarterly Highlights;

•
For the second consecutive quarter Globalstar set a new quarterly activation record for its award-winning SPOT Satellite GPS Messenger consumer product.  During the three-month period ended September 30, 2010, the Company recorded 17,987 SPOT unit activations, the highest number of SPOT activations per quarter since the Company began selling the revolutionary mobile satellite consumer product.

•	Globalstar completed the quarter with a total of 431,782 mobile satellite voice and data subscribers.

•
Since the inception of the SPOT Satellite GPS Messenger product in November 2007, Globalstar has received orders to ship more than 273,000 SPOT retail devices to over 10,000 SPOT Satellite GPS Messenger points of distribution in North America, Europe, Latin America, Australia, and Southeast Asia.

•
In July 2010 Globalstar announced that the Company would re-locate its corporate headquarters to Covington, LA.  Globalstar expects to lower its operating costs by taking advantage of the State’s reimbursement of relocation costs plus a commercial lease subsidy for its new corporate headquarters and future tax credits associated with a host of State programs.  The Company plans to maintain its network operations including its satellite and ground operations control centers in California.

•
In July 2010 Globalstar also announced it was encouraged by the Federal Communications Commission (FCC) initiation of proceedings to make additional wireless spectrum available for mobile broadband networks using mobile satellite services (MSS) spectrum.  On July 15th the FCC announced it was taking steps, “to make additional spectrum available for new investment in mobile broadband networks by promoting flexible use and removing barriers, while ensuring robust mobile satellite capabilities.”  In its recent Notice of Proposed Rulemaking and Notice of Inquiry the FCC also stated, “three frequency bands that are allocated to the MSS are capable of supporting broadband service,” including the “Big LEO Band from 1610-1626.5 MHz and 2483.5-2500 MHz.”  Globalstar provides services using Big LEO Band global MSS spectrum.

Adjusted EBITDA loss for the three-month period ended September 30, 2010 was $2.2 million compared with an Adjusted EBITDA loss of $0.5 million for the third-quarter in 2009.  The Company’s operating loss for the three-month period ended September 30, 2010 was $13.3 million compared to a loss of $11.7 million during the same three-month period in 2009.

Total revenue, net loss and net loss per share for the three-month period ended September 30, 2010 were $18.2 million, $24.5 million and $0.09 respectively, compared to $17.5 million, $5.5 million and $0.04 respectively, for the same three months of 2009.  Globalstar’s consolidated statements of operations and other financial and operating information, including the nine-month results for the period ended September 30, 2010, appear later in this press release.

Post Quarter Highlights:

•
On October 19, 2010 Globalstar successfully launched the first six new second-generation satellites from the Baikonur Cosmodrome in Kazakhstan using the Soyuz launch vehicle.  The launch paves the way for three additional launches of six satellites each. Globalstar plans to complete all four launches by summer 2011.  The 24 new second-generation satellites will be integrated with the eight first-generation satellites that were launched in 2007, to form a 32 satellite constellation.

•
The launch of 24 satellites by mid 2011 paves the way for the Company’s return to offering high quality, high revenue generating mobile satellite voice and duplex data services.  Once the first six new Globalstar satellites become operational, service availability and reliability improvements will benefit those customers who use the Company’s voice and duplex data services.  With each subsequent launch, these customers can expect a progressive return to the high quality system access and data session performance metrics customers enjoyed before 2007.

•
In October Globalstar also announced it had refreshed its visual branding as it introduced a new logo and launched a new global website re-design.  The Company’s new visual identity was implemented on the Company’s global websites on October 19th to coincide with the same day launch of six new second-generation satellites.

“After nearly five years of intense effort we are very pleased to have successfully completed the inaugural launch of our second-generation constellation satellites,” said Jay Monroe, Executive Chairman, Globalstar, Inc.  “It is with great enthusiasm and excitement that we begin initiating the deployment of our new satellite constellation, nearly five years ahead of our primary competitor.  We congratulate and applaud all of our Globalstar employees world-wide and thank our satellite financing partners, launch provider Arianespace as well as our satellite contractor Thales Alenia Space for our recent launch success.”

Peter Dalton, Chief Executive Officer, Globalstar, Inc. added, “Once again Globalstar set a new record number of SPOT activations for the quarter, further demonstrating our leadership in the mobile satellite retail consumer marketplace.  As planned, we continued to solidify our enviable and unique position of being the only mobile satellite services provider capable of offering ubiquitous high value but affordable retail consumer products and services.  Once we have completed deployment of our new constellation next year, we expect to be well positioned to reign as the premier provider of high quality, reliable mobile satellite voice and duplex data services to both commercial industrial and government customers.

“Throughout the quarter we were also pleased to participate in the FCC’s ongoing NPRM and NOI process to expand use of mobile satellite spectrum for terrestrial wireless broadband use and believe the Commission’s initiatives will benefit both the mobile satellite services industry and the American people.  During the quarter the Commission was also supportive of our efforts to launch the Globalstar second-generation satellite constellation and for this we are greatly appreciative."

Conference Call Note
The earnings conference call scheduled for today, November 8, 2010 at 5:00 p.m. Eastern Time, will discuss the third quarter results for 2010.

Details are as follows:

Earnings Call:	Dial: 800.299.6183 (US and Canada), 617.801.9713 (International) and participant pass code # 67314885

Audio Replay:
A replay of the earnings call will be available for a limited time and can be heard after 8:00 p.m. ET on November 8, 2010. Dial: 888.286.8010 (US and Canada), 617.801.6888 (International) and pass code # 62038658

About Globalstar, Inc.
With over 425,000 subscribers, Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, the SPOT Satellite GPS Messenger and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

###

For further media information:
Globalstar, Inc.
Dean Hirasawa
(408) 933-4006
Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases
This press release contains certain statements such as, “Once we have completed deployment of our new constellation next year, we expect to be well positioned to reign as the premier provider of high quality, reliable mobile satellite voice and duplex data services to both commercial industrial and government customers,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K as amended by our Current Report on Form 8-K filed June 17, 2010, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

GLOBALSTAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
		As Adjusted – Note 1		As Adjusted – Note 1

Revenue:
Service revenue	$13,389	$13,260	38,751	$36,953
Subscriber equipment sales	4,834	4,261	12,665	11,447
Total revenue	18,223	17,521	51,416	48,400
Operating expenses:
Cost of services (exclusive of depreciation and amortization shown separately below)	7,995	9,403	22,587	27,772
Cost of subscriber equipment sales:
Cost of subscriber equipment sales	3,329	1,987	9,317	7,814
Cost of subscriber equipment sales — impairment of assets	-	7	61	655
Total cost of subscriber equipment sales	3,329	1,994	9,378	8,469
Marketing, general, and administrative	12,911	12,328	31,245	37,713
Depreciation, amortization, and accretion	7,301	5,473	19,164	16,365
Total operating expenses	31,536	29,198	82,374	90,319
Operating loss	(13,313)	(11,677)	(30,958)	(41,919)
Other income (expense):
Interest income	63	181	402	365
Interest expense	(1,202)	(1,763)	(3,794)	(5,144)
Derivative gain (loss)	(9,150)	5,993	(42,185)	5,196
Other	(883)	1,839	(2,742)	393
Total other income (expense)	(11,172)	6,250	(48,319)	810
Loss before income taxes	(24,485)	(5,427)	(79,277)	(41,109)
Income tax expense (benefit)	8	92	107	(70)
Net loss	$(24,493)	$(5,519)	(79,384)	$(41,039)
Loss per common share:
Basic	$(0.09)	$(0.04)	$(0.28)	$(0.35)
Diluted	$(0.09)	$(0.04)	$(0.28)	$(0.35)
Weighted-average shares outstanding:
Basic	287,502	127,527	281,701	118,531
Diluted	287,502	127,527	281,701	118,531

Note 1:  The Company has retrospectively revised the Consolidated Statements of Operations for the three and nine-month periods ended September 30, 2009,  for the adoption of the Financial Accounting Standards Board’s updated guidance on accounting for share loan facilities.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

We utilize certain financial measures that are widely used in the telecommunications industry and are not calculated based on GAAP.  A reconciliation of these measures to GAAP and a discussion of certain other operating metrics used in the industry are presented below.

GLOBALSTAR, INC.
RECONCILIATION OF GAAP TO ADJUSTED
(Dollars in thousands, except ARPU)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Revenue
Service Revenue	$13,389	$13,260	$38,751	$36,953
Equipment Revenue	4,834	4,261	12,665	11,447
Total Revenue	$18,223	$17,521	$51,416	$48,400

Operating Expenses
Cost of Services	7,995	9,403	22,587	27,772
Cost of Subscriber Equipment	3,329	1,994	9,378	8,469
Marketing, General and Administrative	12,911	12,328	31,245	37,713
Depreciation, Amortization and Accretion	7,301	5,473	19,164	16,365
Total Operating Expenses	$31,536	$29,198	$82,374	$90,319

Operating Loss	$(13,313)	$(11,677)	$(30,958)	$(41,919)

Interest and Derivative Income/(Expense)	(10,289)	4,411	(45,577)	417
Other Income/(Expense)	(883)	1,839	(2,742)	393
Income Tax Expense (Benefit)	8	92	107	(70)

Net Loss	$(24,493)	$(5,519)	$(79,384)	$(41,039)

EBITDA (1)	$(6,894)	$(4,365)	$(14,535)	$(25,161)

Impairment of Assets	1,903	6	1,965	654
Non-Cash Compensation	890	2,699	164	8,345
Research and Development	1,116	2,081	2,232	4,313
Severance	933	715	2,244	1,374
Other One Time Non Recurring Charges	916	209	2,760	209
Foreign Exchange and Other Loss/(Income)	(1,021)	(1,839)	838	(393)

Adjusted EBITDA (2)	$(2,157)	$(494)	$(4,332)	$(10,659)

(1)
EBITDA represents earnings before interest, income taxes, depreciation, amortization and derivative gains/(losses).  EBITDA does not represent and should not be considered as an alternative to GAAP measurements, such as net income, and the Company’s calculations thereof may not be comparable to similarly entitled measures reported by other companies.

The Company uses EBITDA as a supplemental measurement of its operating performance because, by eliminating interest, taxes and the non-cash items of depreciation and amortization, the Company believes it best reflects changes across time in the company’s performance, including the effects of pricing, cost control and other operational decisions.  The Company’s management uses EBITDA for planning purposes, including the preparation of its annual operating budget.  The Company believes that EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the Company’s operations.  Because EBITDA does not account for these expenses, its utility as a measure of the Company’s operating performance has material limitations.  Because of these limitations, the Company’s management does not view EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance.

(2)
Adjusted EBITDA is further adjusted to exclude non-cash compensation expense, asset impairment charges, foreign exchange gains/(losses), R&D costs, and certain other one-time charges.  Management uses Adjusted figures for EBITDA in order to manage the Company’s business and to compare its results more closely to the results of its peers.

GLOBALSTAR, INC.
SCHEDULE OF SELECTED OPERATING METRICS
(Dollars in thousands, except ARPU)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Subscribers (End of Period)	431,782	382,313	431,782	382,313
Duplex	105,301	110,293	105,301	110,293
IGO	59,896	65,598	59,896	65,598
Simplex	266,585	206,422	266,585	206,422

Net Subscriber Additions/(Losses)	19,487	10,830	41,188	37,983
Duplex	(1,381)	(1,820)	(1,673)	(5,078)
IGO	(1,082)	(3,893)	(4,827)	(8,165)
Simplex	21,950	16,543	47,688	51,226

Duplex Churn	1.0%	1.2%	1.0%	1.2%

ARPU
Duplex	$23.89	$27.60	$23.45	$25.49
IGO	$1.39	$(0.16)	$1.47	$1.23
Simplex	$6.68	$6.11	$6.66	$5.63

Cash capital expenditures (in millions)	$31.1	$172.3	$162.9	$252.1

Notes:
1.  Average monthly revenue per unit (ARPU) measures service revenues per month divided by the average number of retail subscribers during that month.  Average monthly revenue per unit as so defined may not be similar to average monthly revenue per unit as defined by other companies in the Company’s industry, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of income.  The Company believes that average monthly revenue per unit provides useful information concerning the appeal of its rate plans and service offerings and its performance in attracting and retaining high value customers.